UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

________________________

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ISNS	The NASDAQ Capital Market
Preferred Stock Purchase Rights	ISNS	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a) The United States Small Business Administration (the "SBA") approved the application of Image Sensing Systems, Inc. (the "Company") to receive a loan in the amount of $923,700 (the "PPP Loan") under the Paycheck Protection Program (the "PPP").  The PPP was established under the recently congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and is administered by the SBA.  The PPP Loan to the Company is being made through BMO Harris Bank, N.A. (the "Lender").  On April 21, 2020, the Company's Board of Directors approved the PPP Loan and the Company signed the promissory note (the "Note") evidencing the PPP Loan, which is dated as of April 17, 2020.  The Lender must distribute the proceeds of the PPP Loan to the Company on or before April 24, 2020.

The term of the PPP loan is 24 months after the date of the Note (the "Maturity Date").  The annual interest rate on the PPP Loan is 1.00%.  No payments of principal or interest are due during the six months beginning on the date of the Note (the "Deferred Period").  The Company's obligations under the Note are not secured by a security interest in the Company's assets.  The Note requires the Lender's consent if the Company wants to reorganize, merge, consolidate, or otherwise change its ownership or structure.  The Note contains customary events of default by the Company relating to, among other things, payment defaults and the breach of representations and warranties or other provisions of the Note.  Upon a default by the Company under the Note, the Lender may accelerate the Company's obligations under the Note and pursue its rights against the Company under applicable law, including by filing suit and obtaining a judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans made under the PPP after eight weeks if the recipients use the PPP loan proceeds for eligible purposes, including payroll costs, mortgage interest, rent or utility costs and meet other requirements regarding, among other things, the maintenance of employment and compensation levels.  The Company intends to use the entire PPP Loan amount for qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act.  However, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.  To obtain full or partial forgiveness of the PPP Loan, the Company must request forgiveness and provide satisfactory documentation in accordance with applicable SBA guidelines.  Interest payable on the PPP Loan will be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the PPP Loan.

The Company will be obligated to repay any part of the principal amount due under the Note that is not forgiven, together with accrued interest, until the unforgiven portion is paid in full.  Beginning one month after the expiration of the Deferral Period and continuing monthly until the Maturity Date, the Company will be obligated to make monthly payments of principal and interest to the  Lender with respect to any unforgiven portion of the PPP Loan in such equal amounts as are required to fully amortize the principal amount outstanding under the Note.  The Company may prepay any unforgiven amount due under the Note at any time without premium or penalty.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03.  Creation of  a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits. The following exhibit is being filed with and incorporated into this Current Report on Form 8-K:

10.1     Promissory Note, between BMO Harris Bank N.A. and Image Sensing Systems, Inc., dated as of April 17, 2020.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2020	Image Sensing Systems, Inc.

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note, between BMO Harris Bank N.A. and Image Sensing Systems, Inc., dated as of April 17, 2020.

3